SCBT

FINANCIAL CORPORATION

SCBT Financial Corporation

Columbia, South Carolina

INCORPORATED UNDER THE LAWS OF THE STATE OF SOUTH CAROLINA

THIS CERTIFICATE IS TRANSFERABLE IN ATLANTA, GA OR NEW YORK, NY

CUSIP 78401V 10 2

SEE REVERSE FOR CERTAIN DEFINITIONS

THIS CERTIFIES THAT

SPECIMEN

IS THE OWNER OF

FULLY PAID AND NON-ASSESSABLE SHARES OF $2.50 PAR VALUE COMMON STOCK OF SCBT FINANCIAL CORPORATION

CERTIFICATE OF STOCK

transferable on the books of the Corporation by the holder hereof or by duly authorized attorney upon surrender of this certificate properly endorsed. This certificate is not valid until countersigned and registered by the Transfer Agent and Registrar.

WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated:

SECRETARY

SCBT FINANCIAL CORPORATION CORPORATE SEAL COLUMBIA, S.C.

PRESIDENT AND CHIEF EXECUTIVE OFFICER

COUNTERSIGNED AND REGISTERED:
SUNTRUST BANK
TRANSFER AGENT AND REGISTRAR

BY

AUTHORIZED SIGNATURE